UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2010
______________________

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat CuracaoNetherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

______________________

Registrant’s telephone number, including area code: 011-59-99-465-8525
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Shareholders of the Company was held on May 27, 2010.  The total number of common shares eligible to vote as of the record date, April 23, 2010, was 17,613,813 and pursuant to the Company’s Articles of Association, 8,806,907 shares were required to be present or represented at the meeting to constitute a quorum.  The total number of common shares present or represented at the meeting was 15,926,107, and a quorum therefore existed.

At the Annual General Meeting:

1.	The following persons were elected by a plurality of the votes cast at the meeting as Directors of the Company for a one year term expiring at the Annual General Meeting in 2011:

Name	Votes For	Votes Withheld	Broker Non-Votes
James F. Gero	14,265,022	450,421	1,210,664
Jerry C. Benjamin	14,047,364	668,079	1,210,664
Guy J. Jordan	14,709,323	6,120	1,210,664
Thomas J. Kester	14,461,129	254,314	1,210,664
Michael R. Mainelli	14,709,420	6,023	1,210,664
Alan W. Milinazzo	14,708,643	6,800	1,210,664
Maria Sainz	14,697,081	18,362	1,210,664
Walter P. Von Wartburg	14,709,085	6,358	1,210,664
Kenneth R. Weisshaar	14,461,329	254,114	1,210,664

2.
Amendment No. 3 to the Company’s Amended and Restated Stock Purchase Plan was approved by a vote of (i) 13,804,995 in favor, (ii) 809,791 against,  (iii) 100,657 abstaining, and (iv) 1,210,664 broker non-votes;

3.	The Company’s balance sheet and income statement at and for the year ended December 31, 2009 were approved by a vote of (i) 15,091,819 in favor, (ii) 1,506 against, and (iii) 832,782 abstaining; and

4.
The selection of Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2010 was ratified by a vote of (i) 15,113,227 in favor, (ii) 807,258 against,  and (iii) 5,622 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Robert S. Vaters
Robert S. Vaters Executive Vice President and Chief Financial Officer

Date: May 27, 2010